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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statement of Clarify Inc. on Form S-8 (File No. 33-98928) of our report dated January 14, 1997, on our audits of the consolidated financial statements and financial statement schedule of Clarify Inc. and subsidiaries as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in this Annual Report on Form 10-K.


                                        COOPERS & LYBRAND L.L.P.

San Jose, California
March 26, 1997